EXHIBIT 21.1
                             List of Subsidiaries



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

NAME                                       JURISDICTION            PERCENT OF

                                           OF ORGANIZATION         VOTING SECURITIES


Triton Energy Corporation                  Delaware                Public
Triton Exploration (NZ) Limited            New Zealand                           100%
Triton Energy Limited                      Cayman Islands                        100%
Triton International Oil Corporation       Delaware                              100%
 Triton Argentina, Inc.                    Cayman Islands                        100%
 Triton Colombia, Inc.                     Delaware                              100%
 Triton Resources Colombia, Inc.           Cayman Islands                        100%
 Triton Guatemala S.A                      British Virgin Islands                100%
 Triton Indonesia, Inc.                    Delaware                              100%
 Triton Oil Company of Malaysia, Inc.      Cayman Islands                        100%
 Triton Oil Company of Thailand            Texas                                 100%
 Triton Oil Co. of Thailand (JDA) Limited  Cayman Islands                        100%
 Carigali-Triton Operating Co. SDN.BHD     Malaysia                               50%
 Triton International Petroleum, Inc.      Cayman Islands                        100%
 Triton Ecuador, Inc. LLC                  Cayman Islands                        100%
 Triton Pipeline Colombia, Inc.            Cayman Islands                        100%
 Triton China, Inc. LLC                    Cayman Islands                        100%
 Triton China Resources, Inc.              Cayman Islands                        100%
 Triton Oil & Gas Corp.                    Delaware                              100%
 Triton Europe Ltd.                        United Kingdom                        100%
 Triton Mediterranean Oil & Gas N.V.       Netherlands                           100%
 Triton Holdings (UK) Ltd.                 United Kingdom                        100%
 Triton Oil (G.B.) Ltd.                    United Kingdom                        100%
 Triton Resources (UK) Ltd.                United Kingdom                        100%
 Triton Oil (Holdings) Pty. Limited        Australia                             100%


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